                                                                   Exhibit 3(ii)

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                            ALLIANT TECHSYSTEMS INC.

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              Incorporated under the Laws of the State of Delaware

                                   May 2, 1990

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                                     BY-LAWS

                         As Amended through May 10, 1999

                                     BY-LAWS

                                       OF

                            ALLIANT TECHSYSTEMS INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                      MEETINGS AND ACTIONS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of any other proper business, notice of which is given in the notice of the meeting, shall be held on such date and at such hour as may be determined from time to time by the Board of Directors. If any annual meeting for the election of directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 3. Notice of Stockholder Proposals of Business. (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

(iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence, or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials.

     (b) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     (c) If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.

     Section 4. Special Meetings. Unless otherwise provided by law or by the Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called at any time by either the Chairman of the Board of Directors or the President of the Corporation and shall be called at the request of a majority of the entire Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 5. Notice of Meetings. Except as provided by law or by the Certificate of Incorporation written notice of each meeting of the stockholders, whether annual or special, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice thereof to the stockholder personally or by depositing such notice in the United States mail, in a postage-prepaid envelope directed to the stockholder at the stockholder's address as it shall appear on the records of the Corporation. Except as provided by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except as otherwise required by law, notice of any adjourned meeting of stockholders shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

     Section 6. Quorum. At all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation, stockholders present, in person or represented by proxy, holding of record a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by law or by the Certificate of Incorporation or by these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, stockholders holding the number of shares of stock of the Corporation required for action upon such other matter or matters.

     Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 8. List of Stockholders Entitled to Vote. The Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the Board of Directors, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the

Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10. Conduct of Meeting. Unless otherwise provided by the Board of Directors, the Chief Executive Officer shall act as chairman; and the Secretary or in his or her absence, an Assistant Secretary or, in the absence of the Secretary and Assistant Secretaries of the Corporation, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

     Section 11. Inspectors of Election. The Corporation, in advance of each meeting of stockholders, may appoint one or more Inspectors of Election to act thereat. The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act and, if no inspector or alternate is able to act at a meeting of stockholders, the chairman shall appoint one or more Inspectors of Election to act at the meeting.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number. The number and method of election of directors shall be determined in accordance with Article FIFTH of the Certificate of Incorporation. Directors need not be stockholders.

     Section 2. Election of Directors. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. If directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to give consent in writing thereon (up to and including the number of directors to be elected) shall be directors.

     Section 3. Notice of Stockholder Nominations of Directors. (a) Only persons who are nominated in accordance with the following procedures will be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence, or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials.

     (b) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between or among such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     (c) If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

     (d) Notwithstanding anything in this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 calendar days prior to the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders, a stockholder's notice required by this By-Law will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

     Section 4. Vacancies. Except as otherwise provided by law, any vacancy in the Board of Directors (whether because of death, resignation, removal, an increase in the number of directors or any other cause) may be filled by a majority of the directors then in office, though less than a quorum; and each director so chosen shall hold office until the next annual election and until his successor shall be duly elected and qualified, unless sooner displaced.

     Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either in writing as provided in Article VII of these By-Laws not less than 48 hours before the meeting, or by telephone not less than 24 hours before the meeting; provided, however, that a meeting may be called on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

     Section 6. Quorum; Action. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as specified in Sections 4 and 10 of this Article III, Section 4 of Article II and Section 3 of Article IX of these By-Laws and except as otherwise provided by law, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, the President of the Corporation, or in his or her absence a Vice Chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, if any, or, in the absence of both the Secretary and Assistant Secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting.

     Section 8. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

     Section 10. Committees. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 11. Compensation. Directors and members of any committee of the Board of Directors contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors, who are not salaried employees of the Corporation, shall receive such fixed sum per meeting attended, and/or such annual sum or sums, as shall be determined from time to time by resolution of the Board of Directors. All directors and members of any such committee shall receive their expenses, if any, of attendance at meetings of the Board of Directors or of such committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and one or more Vice Chairmen of the Board of Directors from among their members, and a Treasurer and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, including a Chief Operating Officer and Chief Financial Officer. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation.

     Section 2. Election. The Board of Directors at its meeting held in conjunction with each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, disqualification or removal. Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors. Any vacancy occurring in any office shall be filled by the Board of Directors.

     Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all documents of the Corporation which the President may be authorized to sign by these By-Laws or by the Board of Directors. The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be prescribed by these By-Laws or by the Board of Directors.

     Section 4. Vice Chairmen of the Board of Directors. The Vice Chairmen of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

     Section 5. President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer as Chief Executive Officer, and shall have general supervision over the business and affairs of the Corporation and over its several officers and employees, subject to the control of the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be prescribed by these By-Laws or by the Board of Directors.

     Section 6. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe. At the request of the Board of Directors, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Secretary. The Secretary shall:

     (a) Attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; and at the request of the Board of Directors shall also perform like duties for the standing committees thereof when required;

     (b) Give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors in accordance with the provisions of these By-Laws or as required by law;

     (c) Be custodian of the corporate seal of the Corporation and see that the seal or a facsimile thereof is affixed to or impressed or reproduced on all certificates for shares of capital stock of the Corporation prior to the issue thereof, and affixed to or impressed on all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and see that such documents are attested;

     (d) Keep or cause to be kept a register of the mailing address of each stockholder furnished by such stockholder;

     (e) Sign (unless the Treasurer or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors, or the President, or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the corporation thereon may be facsimile as provided in these By-Laws;

     (f) Have general charge of the stock certificate books and related books and records of the Corporation and see that the books, reports, statements, certificates and all other documents and records incident to the office of Secretary and required by law are properly kept and filed; and

     (g) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

     Section 8. Treasurer. The Treasurer (or if there is none, the Chief Financial Officer) shall:

     (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors or in accordance with corporate policy approved by the Board of Directors;

     (b) Sign (unless the Secretary or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors, or the President, or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be facsimile as provided in these By-Laws; and

     (c) In general, perform all the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

     Section 9. Assistant Secretaries and Attesting Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Chief Executive Officer or the Board of Directors and, in the absence or disability of the Secretary, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Assistant Secretaries and Attesting Secretaries shall have the power to impress or affix the corporate seal of the Corporation, and to attest documents on which the seal has been impressed or affixed.

     Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Chief Executive Officer or the Board of Directors and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

     Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Chief Executive Officer or the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 12. Other Positions. The Chief Executive Officer may authorize the use of titles, including the titles of Chairman, President and Vice President, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the Chief Executive Officer or any officer to whom the Chief Executive Officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

     Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, or by one or more committees or officers to the extent so authorized from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE V
                                      STOCK

     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by the holder and the seal of the Corporation shall be affixed hereto.

     Section 2. Signatures. Where a certificate is countersigned by a manual or facsimile signature of (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature and the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 3. Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article V.

     Section 4. Lost, Stolen etc. Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate, an officer of the Corporation may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate, or his or her legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond in such sum as such officer may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed, or the issuance of such new certificate.

     Section 5. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-

Laws. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with its transfer agent, and on surrender for cancellation of the certificate or certificates for such shares. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     Section 6. Transfer and Registry Agents. The Corporation may maintain a transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer office or agency, where its stock shall be registered; and the Corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the Board of Directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of capital stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                    DOCUMENTS

     Section 1. Execution of Documents. The Chief Executive Officer, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by the Chief Executive Officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.

                                   ARTICLE VII
                                     NOTICES

     Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee of the Board of Directors or stockholder, such notice may be given by mail, addressed to such director, committee member or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or facsimile transmission.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee of the Board of Directors or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or business of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Unless the Board of Directors shall otherwise direct in specific instances, the seal, when so impressed or affixed, shall be attested by the signature of the Secretary, an Assistant Secretary or an Attesting Secretary.

     Section 4. Definition; Exchange Act Compliance. (a) For purposes of Article II, Section 3 and Article III, Section 3 of these By-Laws, "public disclosure" means disclosure in (i) a news release reported by Dow Jones News Service, Associated Press or comparable national news service or (ii) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

     (b) Notwithstanding the provisions of Article II, Section 3 and Article III, Section 3 of these By-Laws, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those provisions.

     (c) Nothing in Article II, Section 3 and Article III, Section 3 of these By-Laws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy materials in accordance with Rule 14a-8 under the Exchange Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification. Any indemnification under this
Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

     Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses Payable in Advance.

     (a) Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IX.

     (b) Expenses of the character described in (a) above incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors shall determine to be appropriate.

     Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article IX.

     Section 9. Certain Definitions. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

                                    ARTICLE X
                                   AMENDMENTS

     Section 1. Amendments; Generally. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

     Section 2. Entire Board of Directors. As used in this Article X and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors (as determined in accordance with Article III) which the Corporation would have if there were no vacancies.